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Report on Assessment of Compliance with Regulation AB Servicing Criteria
Midland Loan Services, Inc. ("Midland"), an indirect wholly owned subsidiary of The PNC Financial
Services Group, Inc., is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission ("Regulation AB")
relating to its role in the servicing of commercial mortgage-backed securities transactions.
Midland has assessed its compliance with the applicable servicing criteria as of and for the year ended December 31, 2007. In making this assessment, Midland used the criteria set forth by the
Securities and Exchange Commission ("SEC") in Item 1122(d) of Regulation AB. The transactions covered by this report include commercial mortgage-backed securities that were issued on or after
January 1, 2006 and that were registered with the SEC pursuant to the Securities Act of 1933 (the
"Platform").
Based on such assessment, Midla nd believes that, as of and for the year ended, Midland has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB relating to its role in the servicing of commercial mortgage-backed securities transactions , except for servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i)((B), (C), and (D)), 1122(d)(3)(ii) through (3)(iv), and
1122(d)(4)(xv), which Midland has determined as being inapplicable to the activities it performs with respect to the commercial mortgage-backed securities transactions being serviced (the "applicable servicing criteria").
Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report on Midland's assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2007.
MIDLAND LOAN SERVICES, INC.

/s/ Steven W Smith /s/ Vincent E. Beckett /s/ Bradley J. Hauger
Steven W. Smith Vincent E. Beckett Bradley J. Hauger
President and Executive Vice President Senior Vice President
Chief Operating Officer Chief Administrative Officer Servicing Operations
Date:
February 18, 2008
A Member of the PNC Financial Services Group
10851 Mastin P.O. Box 25965 Shawnee Mission Kansas 66225-5965
www.midlandls.com 913 259 9000 T 913 253 9709 F